                                                                     EXHIBIT G-2

                       [LOGO]  Pacific Gas and
                               Electric Company/TM/
                               -------------------





               Preliminary Valuation of Electric Generation LLC



                                    [LOGO]
                                ROTHSCHILD INC.


                                January 14, 2002

================================================================================
[LOGO] Contents


       1.   Executive Summary

       2.   Plan Of Reorganization (POR)

       3.   Rothschild Approach - Valuation Methodology

       4.   Rothschild Valuation Summary

       Appendix A - Future Year Generation Business Enterprise Value (2004-2006)

       Appendix B - Historical US Utility Generation Divestitures



This presentation was prepared exclusively by Rothschild Inc. ("Rothschild") for the benefit and internal use of Pacific Gas & Electric Company (the "Company") in order to indicate, on a preliminary basis, the valuation of certain of the Company's assets. In creating this presentation, Rothschild has relied upon information that is publicly available, or which was provided to us by or on behalf of the Company's management including any management forecasts and reflects Rothschild's views and prevailing financial and market conditions as of this date, all of which are accordingly subject to change. Rothschild has not assumed any responsibility for independent verification of any of the information contained herein including, but not limited to, any forecasts or projections set forth herein. In addition, Rothschild assumes no obligation to update or to correct any inaccuracies which may become apparent in this presentation and our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company. This presentation is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by Rothschild. Nothing contained herein shall be deemed to be a recommendation from Rothschild to any party, including without limitation the holders of claims against, or interests in, the Company, to enter into any transaction or to take any course of action. Neither this presentation nor any of its contents may be summarized, excerpted from, disclosed publicly, made available to third parties or used for any other purpose without the prior written consent of Rothschild.

================================================================================

================================================================================
[LOGO] 1. Executive Summary

       => Rothschild Inc. (Rothschild) was retained as financial advisor and investment banker to Pacific Gas and Electric Company ("PG&E") pursuant to its retention agreement dated July 25, 2001 and a bankruptcy court order dated August 21, 2001

       => Rothschild, in its capacity as financial advisor and investment banker, has reviewed PG&E's generation business plan that supports PG&E's Plan of Reorganization and assumes that the generation operations are transferred to Electric Generation LLC ("Gen"), as well as the underlying detailed generation business plan models that form the basis of our valuation; key assumptions reviewed include:

           . Terms and conditions under the proposed bilateral contract between Gen and PG&E

           . Operational assumptions such as operating & maintenance expenses, general & administrative expenses and anticipated capital expenditures

           .   Other assumptions such as depreciation and taxes

       => We have also held discussions with management and employees of PG&E on its business plan and the underlying assumptions

       => We have assumed that the financial projections provided to us by PG&E have been prepared on bases reflecting the best currently available estimates and judgment of the management as to the future performance of the generation business

       => Our valuation is based on market, economic and other conditions as they exist today and can be relied upon only as of the date of this presentation

      => Rothschild as part of its financial advisory business is frequently engaged in the valuation of energy assets, businesses and their securities, and has performed the valuation on Gen's business summarized herein adhering to the same methodologies and standards

================================================================================

================================================================================
[LOGO] 1. Executive Summary

       => Rothschild valuation is based on a discounted cash flow (DCF) analysis reflecting the terms of the proposed bilateral contract between Gen and PG&E

           . Approach individually values the three distinct types of generation assets within Gen

           . Valuation reflects a debt escrow reserve estimated by PG&E at $167.0 million during each of 2003 and 2004 pursuant to preliminary financing discussions with Standard and Poors*

       => Rothschild total valuation range, assuming a January 1, 2003 valuation date, of Gen's business is $5.0 billion to $5.6 billion, with a midpoint of $5.3 billion

* The assumed level of debt service reserve is sized approximately to the maximum annual debt service (principal + interest payments) through the projection period to achieve investment grade as per latest Standard and Poors guidelines

================================================================================

================================================================================
[LOGO]    2. Plan of Reorganization (POR)

            Gen's Business Assumptions under Plan of Reorganization (POR)

           ------------------------
            Proposed POR Structure
           ------------------------

               => Generation assets consisting of hydroelectric and nuclear generation facilities, as well as Irrigation District contracts, to be transferred to generation company, Gen, and its subsidiaries by PG&E
               => Pursuant to a stock dividend to the Parent, PG&E Corporation, through an intermediate holding company, will be the sole owner of Gen, which will operate under FERC and NRC license conditions
               => Gen to sell all its output to PG&E during first 11 years of a twelve-year power purchase contract and 50% of its output in the final year; it will then sell at market-based rates thereafter

           --------------------------
            Key Business Assumptions
           --------------------------

              ---------------------
               Revenue Assumptions
              ---------------------

               . Power sale under PG&E bilateral contract at average of $50/Mwh over twelve-year period

               . Sell outputs at market-based prices in the open market once bilateral contract expires

              -----------------------
               Expenses/Expenditures
              -----------------------

               . O&M and G&A ~ $13/Mwh in 2003 up to $19/Mwh in 2025; Irrigation District contract expiration lowers actual amounts in later years

               .  Annual average capital expenditures of $140 million through
                  2025

================================================================================

================================================================================
[LOGO]    3. Rothschild Approach - Valuation Methodology

            ------------------
             General Approach
            ------------------

               => Valuation for Gen's business based on December 3, 2001 business plan provided by PG&E through its business planning model

               => Projection period from 2003 through 2025 for all three types of generation assets: hydro, nuclear and Irrigation District contracts

               => Valuation of Gen assets as standalone business with a valuation date of January 1, 2003 (assumed effective date of bankruptcy proceeding) and assuming normal market conditions at that time

               => Enterprise value calculated using the discounted cash flow analysis has two components: (1) discounted pre-finance post-tax cash flow during the projection period and (2) discounted terminal value calculated at end of projection period for assets with useful lives beyond end of projection period

            ----------------
             Terminal Value
            ----------------

               => Terminal value calculated for the discounted cash flow valuation using two methods: (1) perpetuity of final year post-tax, pre-finance cash flow and (2) exit "capacity" multiples observed in utility generation asset divestitures on comparable US assets /(1)/

                    . Hydro assets including conventional hydro plants and Helms pumped storage facility assumed to be operable as "going concern" business beyond 2025; terminal value is calculated as described above

                          . Perpetuity growth rate based on average growth factor of 2% per year (i.e. inflation minus 1%)/(2)/

                    . Diablo Canyon nuclear units are assumed not to operate beyond their current license expiration dates (2021 and 2025); no terminal value is calculated

                    . Irrigation District contracts substantially all expire before 2025; no terminal value calculated


          (1)  "Capacity" multiple in $/Kw terms
          (2) Source: DRI February Macro forecast from Richard Hendrix and PG&E projection

================================================================================

================================================================================
[LOGO]    3. Rothschild Approach -Valuation Methodology

           ----------------
            Discount Rates
           ----------------

               =>   Discount rates are derived using the Capital Asset Pricing
                    Model

               => Betas used represent average betas reported on publicly traded companies with a generation focus

               => Market premium based on long-term premiums estimated by Ibbotson Associates, Inc.

               => Resulting discount rate of 9.1% is in line with industry expectations for comparable type of business; discount rates that define the lower and upper bounds are based on a 5% discount from and 5% premium to the resulting discount rate, respectively

================================================================================

================================================================================
[LOGO]    4. Rothschild Valuation Summary

            DCF Valuation Range and Valuation Multiples & Discount Rates

          Valuation as of 1/1/2003                                                    US$ millions
          Terminal Value                                          Perpetuity                           Capacity Multiple
                                                    --------------------------------------   -------------------------------------
          Discount Rate                                 Low        Midpoint       High           Low        Midpoint       High
          Generation Businesses:
             Hydro                                   $ 3,789.6     $ 4,005.1    $ 4,255.1     $ 3,805.4    $ 3,999.9    $ 4,230.5
             Irrigation District contracts               616.2         629.3        643.0         616.2        629.3        643.0
             Diablo                                      851.3         893.1        937.8         851.3        893.1        937.8
                                                     ---------     ---------    ---------     ---------    ---------    ---------
               Subtotal                                5,257.1       5,527.6      5,836.0       5,272.9      5,522.4      5,811.4
               Less: PV of Debt Reserve                 (246.0)       (241.5)      (236.3)       (246.0)      (241.5)      (236.3)
                                                     ---------     ---------    ---------     ---------    ---------    ---------
          Total Gen Enterprise Value                 $ 5,011.0     $ 5,286.1    $ 5,599.6     $ 5,026.8    $ 5,280.9    $ 5,575.1

          DCF Summary Ranges (Average of Perpetuity and Capacity Multiple Terminal Value
          Methodologies)
          ---------------------------------------------------------------------------------------------
                                                        Low        Midpoint       High
          Hydro                                      $ 3,797.5     $ 4,002.5    $ 4,242.8
          Irrigation District contracts                  616.2         629.3        643.0
          Diablo                                         851.3         893.1        937.8
                                                     ---------     ---------    ---------
               Subtotal                                5,265.0       5,525.0      5,823.7
               Less: PV of Debt Reserve                 (246.0)       (241.5)      (236.3)
                                                     ---------     ---------    ---------
             Total Gen Enterprise Value              $ 5,018.9     $ 5,283.5    $ 5,587.3
          ---------------------------------------------------------------------------------------------

          Key Valuation Assumptions
          ---------------------------------------------------------------------------------------------
          Capacity Multiples:
          -------------------
          Hydro                                      $643 per Kw    $665 per Kw    $703 per Kw
          Irrigation District contracts                  N/A            N/A           N/A
          Nuclear                                        N/A            N/A           N/A

          Gen Discount Rates:                           9.6%           9.1%          8.7%

          Hydro Perpetuity Growth Rates:                1.5%           2.0%          2.5%
          ---------------------------------------------------------------------------------------------

Note: Capacity multiples shown in 2000 dollars; escalated at inflation

================================================================================

================================================================================

[LOGO]    Appendix A-Future Year Generation Business Enterprise Value (2004-
          2006)

          DCF Summary Ranges

                                                                 --------                 --------                  --------
                Valuation as of January 1, Fiscal Year             2004                     2005                      2006
                                                         ------------------------ ------------------------ ------------------------
                                                            Low  Midpoint   High    Low   Midpoint    High   Low    Midpoint   High
                                                         ------- -------- ------- ------- -------- ------- -------  -------- ------
                Hydro                                    $ 3,863 $  4,070 $ 4,314 $ 3,928 $  4,137 $ 4,384 $ 4,003  $  4,213 $4,463
                Irrigation District contracts                592      603     615     561      571     582     530       539    548
                Diablo                                       834      876     920     885      927     972     904       946    991
                                                         ------- -------- ------- ------- -------- ------- -------  -------- ------
                     Subtotal                            $ 5,288 $  5,549 $ 5,850 $ 5,374 $  5,636 $ 5,938 $ 5,437  $  5,698 $6,002
                     Less: PV of Debt Reserve               (95)     (89)    (83)      71       77      84      78        84     92
                                                         ------- -------- ------- ------- -------- ------- -------  -------- ------
                   Total Gen Enterprise Value            $ 5,194 $  5,460 $ 5,767 $ 5,445 $  5,713 $ 6,022 $ 5,515  $  5,783 $6,093
                                                         ------- -------- ------- ------- -------- ------- -------  -------- ------

          Key Valuation Assumptions
          ---------------------------------------------------------------------

          Capacity Multiples:
          ------------------
          Hydro                          $643 per Kw  $665 per Kw  $703 per Kw
          Irrigation District contracts     N/A          N/A         N/A
          Nuclear                           N/A          N/A         N/A

          Gen Discount Rates:               9.6%         9.1%        8.7%

          Hydro Perpetuity Growth Rates:    1.5%         2.0%        2.5%

          ---------------------------------------------------------------------

          => DCF Summary ranges reflect the average of perpetuity and capacity multiple terminal value methodologies

          => All valuation as of beginning of the stated year; for instance, midpoint valuation of $5,713 m for total Gen in 2005 represents value of the Gen business plan for 2005 and subsequent plan years discounted to 1/1/2005

          Note: Capacity multiples shown in 2002 dollars; escalated at inflation
================================================================================

================================================================================

[LOGO]    Appendix B-Historical US Utility Generation Divestitures

                                                                                                     Price    Total
Seller                     Buyer                     Capacity (MW)     State           Fuel         ($/kW)    Price
                                                                                                              ($mm)
NU, et al.                 Entergy                         510           VT          Nuclear          353       180
Niagara Mohawk             Constellation                 1,757           NY          nuclear          592     1,040
Sierra Pacific Resources   Reliant Energy                  149           NV          oil/gas          711       106
Sierra Pacific Resources   Pinnacle West                    72           NV          oil/gas          969        70
Sierra Pacific Resources   NRG Energy/Dynegy             1,330           NV          coal/gas         477       634
Con Edison of NY           Entergy                         950           NY          nuclear          528       502
Sierra Pacific Resources   WPS Power Dev                   525           NV          oil/gas          476       250
Sierra Pacific Resources   NRG Energy                      286           NV          coal/oil         956       273
Northeast Utilities        Dominion Energy               1,945           CT          nuclear          614     1,195
Central Hudson             Dynegy                        1,700           NY          fossil           531       903
Ontario Power Generation   British Energy                6,216           Ont         nuclear          221     1,371
National Grid USA          TransCanada OSP Holdings        167           RI            gas            364        61
United Illuminating        Quinnipiac Energy                67           CT            oil             64         4
PEPCO                      Southern Energy Inc.          5,070         MD, VA        fossil           523     2,650
PEPCO                      PPL/Allegheny                   166           PA           coal            919       153
SoCal Edison               AES                             885           NV           coal            602       533
Nevada Power/Sierra        AES                             221           NV           coal            606       134
SoCal Deison               Pinnacle West                 1,300           AZ       coal, nuclear       423       550
NYPA                       Entergy                       1,780           NY          nuclear          543       967
Sithe Energies             Reliant Energy                4,276       PA, NJ, MD      fossil           491     2,100
Conectiv                   NRG Energy                    1,875       PA, NJ, MD      fossil           427       800
Cajun Elec Power Corp      NRG Energy                    1,708           LA         coal, gas         601     1,026
Bonneville Pacific         El Paso Energy                   85                                        741        63
Niagara Mohawk             RG&E Corp.                      615           NY          nuclear          117        72
Niagara Mohawk             RG&E Corp.                      670           NY          nuclear          136        91
GPU                        Sithe Energy                  4,034       PA, NJ, MD     gas, hydro        402     1,620
Vermont Yankee             AmerGen                         563           VT          nuclear          165        93
Conectiv                   PSEG/PECO                       708         NJ, PA        nuclear           28        20
Duquesne Lighting co       Orion Power                   2,614         OH, PA     coal, oil/gas       652     1,705
GPU                        AmerGen                         619           NJ          nuclear           16        10
NIMO Power Corp            Northbrook Energy                32           NY          hydro            703        23
CL&P/WMECO                 NE Generation                 1,329         CT, MA        hydro            651       866
CL&P                       NRG                           2,235         CT, MA        oil, gas         206       460
NIMO Power Corp            AmerGen                         614           NY          nuclear          117        72
NIMO Power Corp            AmerGen                         467           NY          nuclear          136        64
NYSEG                      AmerGen                         205           NY          nuclear          136        28
PP&L                       WPS Power Dev                   389           PA          coal             272       106
PacifiCorp (& others)      Transalta                     1,340           WA          coal             413       554
NIMO                       NRG                           1,496           NY          oil/gas           53        80
Illinois Power             AmerGen                         950           IL          nuclear           21        20
Commonwealth Edison        Edison Mission                9,426           IL       coal; oil/gas       511     4,813
Con Ed                     Orion/Constellation           1,855           NY       gas/fuel oil        296       550
Con Ed                     NRG                           1,456           NY          fossil           347       505
Con Ed                     KeySpan                       2,168           NY          gas/oil          275       597

                               Date   Asset

NU, et al.                    Aug-01    Vermont Yankee
Niagara Mohawk                Dec-00    NMP 1,2
Sierra Pacific Resources      Dec-00    Sunrise Station
Sierra Pacific Resources      Dec-00    Harry Allen
Sierra Pacific Resources      Nov-00    Clark and Reid Gardner facilities
Con Edison of NY              Nov-00    Indian Point 1,2
Sierra Pacific Resources      Oct-00    Tracy, Pinon Pine and smaller facilities
Sierra Pacific Resources      Oct-00    North Valmy and Valmy peakers
Northeast Utilities           Aug-00    Millstone 2,3
Central Hudson                Aug-00    Danskammer and Roseton
Ontario Power Generation      Jul-00    Bruce
National Grid USA             Jun-00    Ocean State Power Plant
United Illuminating           Jun-00    English plant
PEPCO                         Jun-00    PEPCo asets
PEPCO                         May-00    9.72% Conemaugh
SoCal Edison                  May-00    56% Mohave
Nevada Power/Sierra           May-00    14% Mohave
SoCal Deison                  Apr-00    15.8% palo Verde & 48% Four Corners
NYPA                          Feb-00    Indian Point 3 and Fitzpatrick
Sithe Energies                Feb-00    Former GPU assets
Conectiv                      Jan-00    Conectiv's assets
Cajun Elec Power Corp         Jan-00
Bonneville Pacific            Jan-00    Garnett Valley
Niagara Mohawk                Dec-99
Niagara Mohawk                Dec-99
GPU                           Nov-99    21 Power plants
Vermont Yankee                Oct-99    Vermont Yankee
Conectiv                      Sep-99    Peach Bottom, Salem, Hope Creek
Duquesne Lighting co          Sep-99    Duquesne Utility Portoflio
GPU                           Sep-99    Oyster Creek
NIMO Power Corp               Jul-99    Glen Park
CL&P/WMECO                    Jul-99    13 hydro, and PS inc. Northfield Mtn
CL&P                          Jul-99    Portfolio
NIMO Power Corp               Jun-99    Nine Mile 1
NIMO Power Corp               Jun-99    Nine Mile 2
NYSEG                         Jun-99    Nine Mile 2
PP&L                          May-99    Sunbury
PacifiCorp (& others)         May-99    Centralia
NIMO                          Apr-99    88% Oswego
Illinois Power                Apr-99    Clinton
Commonwealth Edison           Mar-99    Portfolio
Con Ed                        Mar-99    Astoria Bundle
Con Ed                        Jan-99    Arthur Kill Bundle
Con Ed                        Jan-99    Ravenswood Bundle

================================================================================

         ==========================================================================================================================
[LOGO]   Appendix B- Historical US Utility Generation Divestitures

                                                                                                     Total
         Seller                Buyer              Capacity (MW)  State       Fuel            Price   Price   Date     Asset
                                                                                             [S/kW)  ($mm)
         Western MA (NU)       Con Ed                   290        MA     gas/oil; hydro      162      47   Dec-98   Portfolio
         NIMO                  NRG                     1,360       NY     coal/oil            261     355   Dec-98   Huntley and
                                                                                                                     Dunkirk
         SDG&E                 NRG/Dynegy              1,204       CA     gas                 296     356   Dec-98   Encina and
         PG&E                  Calpine                  150        CA     gas                 492      74   Dec-98   Lake County
         NIMO                  Orion/Constellation      661        NY     hydro               643     425   Dec-98   Hydro Portf
         O&R/Con Ed            Southern                1,776       NY     various             270     480   Nov-98   Portfolio
         PG&E                  FP&L                    1,224       CA     geotherm            174     213   Nov-98   Geysers
         PG&E                  Southern                2,022       CA     gas                 396     801   Nov-98   Portfolio
         GPU                   FirstEnergy              87         PA     pumped storage      494      43   Nov-98   Seneca
         GPU                   Sithe                   4,117       PA/NJ  coal, gas/oil       418    1,720  Nov-98   Portfolio
         EUA                   NRG                      110        MA     coal; gas CT        500      55   Nov-98   Somerset
         Montana Power         PP&L                    2,614       MT     coal, gas, hydro    607    1,586  Nov-98   Portfolio
         BECO                  Entergy                  666        MA     nuclear             41       27   Nov-98   Pilgrim
         UI                    Wisvest                 1,208       CT     oil, gas, coal      225     272   Oct-98   Bridgeport,
                                                                                                                     New Haven
         Bangor Hydro          PP&L                     89         ME     hydro, oil          998      89   Sep-98   Portfolio
         Montaup/Newport Elec  PP&L                     16         ME     oil                 147      2    Aug-98   2.63% Wyman 4
         NYSEG                 AES                     1,424       NY     coal                667     950   Aug-98   Portfolio
         GPU/NYSEG             Edison Mission          1,884       PA     coal                955    1,800  Aug-98   Homer City
         GPU                   AmerGen                  810        PA     nuclear             28       23   Jul-98   TMI 1
         MPS                   WPS Power Dev            92         ME     various;            404      37   Jul-98   Caribu
                                                                          hydro/diesel
         Montaup Elec          Great Bay Power          34         NH     nuclear             95       3    Jun-98   2.9% Seabro
         Commonwealth Energy   Southern                 984        MA     gas, some oil       470     462   May-98   Portfolio
                                                                          capable
         EUA                   Southern                 280        MA     gas/oil             268      75   May-98   50% Canal #
         Dominion Energy       Calpine                  414        TX     hydro, gas          264     109   Apr-98   Clear Lake,
                                                                                                                     Texas City
         Socal Edison          HI                      1,500       CA     gas                 29       43   Mar-98   Ormond Beac
         Socal Edison          NRG/Dynegy               530        CA     gas                 56       30   Feb-98   Long Beach
         Commonwealth Edison   Dominion Energy         1,108       IL     coal                168     186   Feb-98   Kincaid
         CMP                   FPL                     1,185       ME     hydro; fossil;      714     846   Jan-98   Portfolio
                                                                          wood
         Commonwealth Edison   Southern                 490        IN     coal                139      68   Dec-97   Stateline
         BECO                  Sithe                   1,987       MA     gas/oil             268     533   Dec-97   Portfolio
         Socal Edison          HI                      2,276       CA     gas                 104     237   Nov-97   Portfolio
         Socal Edison          NRG, Dynegy             1,020       CA     gas                 86       88   Nov-97   El Segundo
         Socal Edison          Thermo Ecotek            280        CA     gas                 34       10   Nov-97   High Grove, san
                                                                                                                     Bernardino
         Socal Edison          AES                     3,956       CA     gas                 197     781   Nov-97   Portfolio
         PG&E                  Duke                    2,645       CA     gas/oil             189     500   Nov-97   Portfolio
         NEES (18 total)       US Gen                  4,009       NE     hydro, various      397   1,590   Aug-97   Portfolio
                                                                          fossil
         Total                                       111,328                                       42,826

                                   Average                   Min            Max     Avg. Price 2000       1999     1998   1997
          --------------------------------------------------------------------------------------------------------------------------
          Coal                       527                     474            580             709           343       597     139
          Gas/oil                    273                     246            300             517           236       228     146
          Fossil Fuel                371                     334            408             547           336       356     336
          Nuclear                    198                     178            217             465            97        55      na
          --------------------------------------------------------------------------------------------------------------------------
          Hydro                      665                     598            731              na           677       643      na
          --------------------------------------------------------------------------------------------------------------------------
          All Fuel Types             376                     338            413             563           269       366     145
          --------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================